CONTRACT
ANNUITY DATA

CONTRACT NUMBER: . . . . . . . . . . . . . . . . . . . . . . . . . . . 444444444

ISSUE DATE:. . . . . . . . . . . . . . . . . . . . . . . . . . December 31, 1996

INITIAL PURCHASE PAYMENT:. . . . . . . . . . . . . . . . . . . . . . .$10,000.00
IRA
INITIAL ALLOCATION OF PURCHASE PAYMENT:

ALLOCATED
AMOUNT (%)
----------
VARIABLE SUB-ACCOUNTS
Federated Prime Money Fund II 10%
Investment Grade Bond Fund 10%
Value Income Stock Fund 10%
Capital Growth Fund 10%
Mid-Cap Equity Fund 5%
International Equity Fund 5%

RATE
ALLOCATED GUARANTEED GUARANTEED
AMOUNT (%) INTEREST RATE THROUGH
---------- ------------- ----------
STANDARD FIXED ACCOUNT
1 Year Guarantee Period 10% 5.00% 11/30/1997

GUARANTEED MATURITY AMOUNT FIXED ACCOUNT
3 Year Guarantee Period 10% 6.40% 11/30/1999
5 Year Guarantee Period 10% 7.00% 11/30/2001
7 Year Guarantee Period 10% 7.20% 11/30/2003
10 Year Guarantee Period 10% 7.35% 11/30/2006

MINIMUM GUARANTEE RATE FOR FIXED ACCOUNT:. . . . . . . . . . . . 3.00%

PAYOUT START DATE: . . . . . . . . . . . . . . . . . . . March 4, 2041

(Latest date income payments must begin.)
OWNER: . . . . . . . . . . . . . . . . . . . . . . . . . . . .John Doe
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Jane Doe

ANNUITANT: . . . . . . . . . . . . . . . . . . . . . . . . . .John Doe
AGE AT ISSUE: . . . . . . . . . . . . . . . . . . . . . . . . .35
SEX: . . . . . . . . . . . . . . . . . . . . . . . . . . . .Male

BENEFICIARY RELATIONSHIP TO OWNER PERCENTAGE
- ----------- --------------------- ----------

Jane Doe Wife 100%

CONTINGENT BENEFICIARY RELATIONSHIP TO OWNER PERCENTAGE - ---------------------- --------------------- ---------- Robert Doe Son 100%

Agent Name/Number
DPGA248 (AL, TN)